UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
_____________________

Date of Report (Date of earliest event reported): August 27, 2018

Gulf Island Fabrication, Inc.
(Exact name of registrant as specified in its charter)

Louisiana                001-34279            72-1147390

(State or other jurisdiction of incorporation)	(Commission File Number) (IRS Employer Identification No.)

16225 Park Ten Place, Suite 300, Houston, Texas                    77084
(Address of principal executive offices)             (Zip Code)

(713) 714-6100
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

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Item 1.01 Entry into a Material Definitive Agreement.

On August 27, 2018, Gulf Island Fabrication, Inc. (the “Company”) and the subsidiary guarantors named therein entered into a Third Amendment (the “Third Amendment”) to that certain Credit Agreement with Whitney Bank, as lender, dated June 9, 2017 (the “Credit Agreement”). The Third Amendment lowers the base tangible net worth requirement from $185.0 million to $180.0 million in the minimum tangible net worth covenant. In addition, the Third Amendment revises the calculation for the minimum tangible net worth covenant to remove (i) the inclusion of 50% of Consolidated Net Income (as defined in the Credit Agreement) for each fiscal quarter and (ii) the inclusion of 50% of the gain on the sale of assets of Gulf Marine Fabricators, L.P. The Third Amendment also extends the termination date of the Credit Agreement by one year to June 9, 2020.

The foregoing summary is only a summary of certain provisions of the Third Amendment and is qualified in its entirety by the full text of the Third Amendment, which will be filed as an exhibit to the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2018.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GULF ISLAND FABRICATION, INC.

By:	/s/ Kirk J. Meche
Kirk J. Meche President, Chief Executive Officer, Interim Chief Financial Officer, Treasurer, Director and Secretary

Dated: August 28, 2018

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